Exhibit 99.1

Tenneco Reports Third Quarter 2020 Results

Q3 performance drives cash generation and significant net debt reduction

Paid down revolver by $1.1 billion; liquidity of $1.8 billion at quarter end

LAKE FOREST, Ill., Nov. 2, 2020 /PRNewswire/ -- Tenneco (NYSE: TEN) today announced results for the third quarter ended September 30, 2020, including the following:

  Revenue of $4.3 billion, down 2% versus prior year, excluding favorable currency of $17 million. Value-add revenue for the third quarter 2020 was $3.3 billion, versus $3.5 billion in the prior year.
  The Company reported a net loss for the third quarter 2020 of $499 million, or $(6.12) per diluted share, which included a non-cash tax valuation allowance charge of $523 million. Third quarter 2020 adjusted net income was $27 million, or 33-cents per diluted share.
  Third quarter EBIT (earnings before interest, taxes and noncontrolling interests) improved to $236 million versus $148 million in the prior year, and EBIT as a percent of revenue increased 210 basis points to 5.5% versus 3.4% in the prior year.
  Adjusted EBITDA was $388 million, up $1 million versus prior year. Adjusted EBITDA as a percent of value-add revenue was 11.8%, 90 basis points higher year-over-year. Earnings performance was driven by operating performance and enhanced contribution from structural and temporary cost savings.
  Cash generated from operations of $486 million was primarily driven by strong earnings resiliency, effective working capital management, including with respect to inventories, and a return to more normalized levels of factoring. Disciplined capital spending also benefitted cash performance in the quarter.

"Our third quarter results demonstrate the effectiveness of our operational execution as we leveraged Tenneco's global scale and diversified portfolio to deliver strong cash flow performance and year-over-year margin expansion in the face of the prolonged impact of the COVID pandemic," said Brian Kesseler, Tenneco's chief executive officer. "My thanks to our global team members for their strong execution and commitment to continuous improvement."

Debt and Liquidity Update
Total debt of $5.8 billion improved by $1.1 billion compared to second quarter 2020 due to the pay down of the revolving credit facility. Net debt of $5.1 billion improved $429 million compared to the second quarter 2020, and was $123 million lower than the prior year. The Company remains in compliance with all lending covenants.

Liquidity increased to $1.8 billion at September 30, 2020, consisting of total cash balances of $721 million and undrawn revolving credit facility availability of $1.1 billion, compared to liquidity of $1.4 billion on June 30, 2020.

Outlook
For the fourth quarter, Tenneco expects:

  Value-add revenue to be roughly even with the third quarter 2020. The Company's revenue forecast incorporates more conservative light vehicle production assumptions than IHS Markit.
  Value-add adjusted EBITDA margin to increase almost 200 basis points on a year-over-year basis.
  By year-end 2020, full year capital expenditures of approximately $380 million, and net debt at or below the 2019 year-end level of $5.0 billion.

"The health of our global team members and the safe operation of our facilities remain our top priorities, and we continue to promote healthy behaviors both inside and outside the workplace," added Kesseler. "Our Accelerate+ program is delivering structural cost savings as planned and contributing to improved cash flow and margins, positioning Tenneco to finish 2020 strong with positive momentum."

Earnings Conference Call Details
The Company will host a webcast conference call on Monday, November 2, at 10:00 am ET. The purpose of the call is to discuss the Company's financial results for the third quarter 2020, as well as to provide other information regarding matters that may impact the Company's fourth quarter outlook including vehicle build assumptions, margin rate expectations as temporary cost actions cease and cash flow timing.

A live "listen only" webcast and presentation materials will be available on the investor section of the company's website at https://investors.tenneco.com. An archive of the webcast will be available approximately one hour after conclusion of the call for one year.

Telephone participants are encouraged to pre-register for the conference call using the following link:
https://dpregister.com/sreg/10147965/d90e9b2872

Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

Those without internet access or unable to pre-register may dial in, using the passcode "Tenneco Inc."
PARTICIPANT DIAL IN (TOLL FREE): 1-833-366-1121
PARTICIPANT INTERNATIONAL DIAL IN: 1-412-902-6733

Attachment 1
Statements of Income (Loss) – 3 months
Statements of Income (Loss) – 9 months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 9 Months

Attachment 2
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 9 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 9 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment, Original Equipment Service and Aftermarket Revenue – 3 and 9 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 9 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway, Industrial and other revenues – 3 and 9 Months

About Tenneco
Tenneco is one of the world's leading designers, manufacturers and marketers of automotive products for original equipment and aftermarket customers, with 2019 revenues of $17.5 billion and approximately 78,000 team members working at more than 300 sites worldwide. Through our four business groups, Motorparts, Ride Performance, Clean Air and Powertrain, Tenneco is driving advancements in global mobility by delivering technology solutions for diversified global markets, including light vehicle, commercial truck, off-highway, industrial, motorsport and the aftermarket.

Visit www.tenneco.com to learn more.

Investors and others should note that Tenneco routinely posts important information on its website and considers the Investor section, www.investors.tenneco.com, a channel of distribution.

About Guidance
Revenue estimates and other forecasted information in this release are based on OE manufacturers' programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco's status as supplier for the existing program and its relationship with the customer. This information is also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. Certain elements of the restructuring and related expenses, legal settlements, substrate pricing, and other unusual charges we incur from time to time cannot be forecasted accurately. In this respect, we are not able to forecast corresponding GAAP measures without unreasonable efforts on account of these factors and other factors not in our control.

Safe Harbor
This press release contains forward-looking statements, including with respect to preliminary third quarter 2020 results. The words "will," "would," "could," "expect," "anticipate," and similar expressions (and variations thereof), identify these forward-looking statements. These forward-looking statements are based on the current expectations of the Company (including its subsidiaries). Because these statements involve risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements.

Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include: general economic, business, market and social conditions, including the effect of the COVID-19 pandemic; disasters, local and global public health emergencies or other catastrophic events, where we or other customers do business, and any resultant disruptions; our ability (or inability) to successfully execute cost reduction, performance improvement and other plans, including our plans to respond to the COVID-19 pandemic and our previously announced accelerated performance improvement plan ("Accelerate"), and to realize the anticipated benefits from these plans; changes in capital availability or costs, including increases in our cost of borrowing (i.e., interest rate increases), the amount of our debt, our ability to access capital markets at favorable rates, and the credit ratings of our debt and our financial flexibility to respond to COVID-19 pandemic; our ability to maintain compliance with the agreements governing our indebtedness and otherwise have sufficient liquidity through the COVID-19 pandemic; our working capital requirements; our ability to source and procure needed materials, components and other products, and services in accordance with customer demand and at competitive prices; the cost and outcome of existing and any future claims, legal proceedings or investigations; changes in consumer demand for our OE products or aftermarket products, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences; the cyclical nature of the global vehicle industry, including the performance of the global aftermarket sector and the impact of vehicle parts' longer product lives; changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for our products, due to difficult economic conditions and/or regulatory or legal changes affecting internal combustion engines and/or aftermarket products; our dependence on certain large customers, including the loss of any of our large OE manufacturer customers (on whom we depend for a significant portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OE-customers or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations; the overall highly competitive nature of the automotive and commercial vehicle parts industries, and any resultant inability to realize the sales represented by our awarded book of business (which is based on anticipated pricing and volumes over the life of the applicable program); risks inherent in operating a multi-national Company; damage to the reputation of one or more of our leading brands; industry-wide strikes, labor disruptions at our facilities or any labor or other economic disruptions at any of our significant customers or suppliers or any of our customers' other suppliers; changes in distribution channels or competitive conditions in the markets and countries where we operate; the evolution towards alternative powertrains, including electrification, car and ride sharing, and autonomous vehicles; customer acceptance of new products; our ability to successfully integrate, and benefit from, any acquisitions that we complete; the potential impairment in the carrying value of our long-lived assets, goodwill, and other intangible assets or the inability to fully realize our deferred tax assets; increases in the costs of raw materials or components, including our ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods; the impact of the extensive, increasing, and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved or increased costs or loss of revenues relating to products subject to changing regulation; and the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control.

In addition, statements regarding the Company's ongoing review of strategic alternatives and the potential separation of the Company into a powertrain technology company and an aftermarket and ride performance company constitute forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include (in addition to the risks set forth above): the ability to identify and consummate strategic alternatives that yield additional value for shareholders; the timing, benefits and outcome of the Company's strategic review process; the structure, terms and specific risk and uncertainties associated with any potential strategic alternative; potential disruptions in our business and stock price as a result of our exploration, review and pursuit of any strategic alternatives; the possibility that the Company may not complete a separation of the aftermarket and ride performance business from the powertrain technology business (or achieve some or all of the anticipated benefits of such a separation); the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the potential diversion of management's attention resulting from a separation; the risk that the combined company and each separate company following a separation will underperform relative to our expectations; the ongoing transaction costs and risk we may incur greater costs following a separation of the business; the risk a spin-off is determined to be a taxable transaction; the risk the benefits of a separation may not be fully realized or may take longer to realize than expected; the risk a separation may not advance our business strategy; and the risk a transaction may have an adverse effect on existing arrangements with us, including those related to transition, manufacturing and supply services and tax matters.

The risks included here are not exhaustive. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is, and will be, detailed from time to time in the Company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2019 and quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020.

Investor inquiries:
Linae Golla
847-482-5162
lgolla@tenneco.com

Rich Kwas
248-849-1340
rich.kwas@tenneco.com

Media inquiries:
Bill Dawson
847-482-5807
bdawson@tenneco.com

ATTACHMENT 1
TENNECO INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) Unaudited (millions, except per share amounts)

	Three Months Ended September 30,
	2020	2019
Net sales and operating revenues:
Clean Air - Value-add revenues	$958	$997
Clean Air - Substrate sales	961	775
Powertrain	1,007	1,082
Motorparts	730	794
Ride Performance	600	671
Total net sales and operating revenues	4,256	4,319
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization)	3,610	3,660
Selling, general, and administrative	214	252
Depreciation and amortization	151	165
Engineering, research, and development	67	78
Restructuring charges, net and asset impairments	17	33
Goodwill and intangible impairment charges	—	9
Total costs and expenses	4,059	4,197
Other income (expense):
Non-service pension and other postretirement benefit (costs) credits	18	(2)
Equity in earnings (losses) of nonconsolidated affiliates, net of tax	9	1
Other income (expense), net	12	27
	39	26
Earnings (loss) before interest expense, income taxes, and noncontrolling interests	236	148
Interest expense	(68)	(79)
Earnings (loss) before income taxes and noncontrolling interests	168	69
Income tax (expense) benefit	(648)	9
Net income (loss)	(480)	78
Less: Net income (loss) attributable to noncontrolling interests	19	8
Net income (loss) attributable to Tenneco Inc.	$(499)	$70

Basic earnings (loss) per share:
Earnings (loss) per share	$(6.12)	$0.87
Weighted average shares outstanding	81.5	80.9
Diluted earnings (loss) per share:
Earnings (loss) per share	$(6.12)	$0.87
Weighted average shares outstanding	81.5	80.9

ATTACHMENT 1
TENNECO INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) Unaudited (millions, except per share amounts)

	Nine Months Ended September 30,
	2020	2019
Net sales and operating revenues:
Clean Air - Value-add revenues	$2,320	$3,120
Clean Air - Substrate sales	2,284	2,258
Powertrain	2,606	3,390
Motorparts	1,995	2,426
Ride Performance	1,524	2,113
Total net sales and operating revenues	10,729	13,307
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization)	9,447	11,331
Selling, general, and administrative	658	862
Depreciation and amortization	481	503
Engineering, research, and development	199	248
Restructuring charges, net and asset impairments	622	98
Goodwill and intangible impairment charges	383	69
Total costs and expenses	11,790	13,111
Other income (expense):
Non-service pension and other postretirement benefit (costs) credits	20	(8)
Equity in earnings (losses) of nonconsolidated affiliates, net of tax	26	34
Other income (expense), net	31	43
	77	69
Earnings (loss) before interest expense, income taxes, and noncontrolling interests	(984)	265
Interest expense	(209)	(242)
Earnings (loss) before income taxes and noncontrolling interests	(1,193)	23
Income tax (expense) benefit	(453)	(5)
Net income (loss)	(1,646)	18
Less: Net income (loss) attributable to noncontrolling interests	42	39
Net income (loss) attributable to Tenneco Inc.	$(1,688)	$(21)

Basic earnings (loss) per share:
Earnings (loss) per share	$(20.75)	$(0.25)
Weighted average shares outstanding	81.3	80.9
Diluted earnings (loss) per share:
Earnings (loss) per share	$(20.75)	$(0.25)
Weighted average shares outstanding	81.3	80.9

ATTACHMENT 1
TENNECO INC. CONDENSED CONSOLIDATED BALANCE SHEETS Unaudited (dollars in millions)

	September 30, 2020		December 31, 2019
Assets
Cash and cash equivalents	$716		$564
Restricted cash	5		2
Receivables, net	2,783	(a)	2,538	(a)
Inventories	1,678		1,999
Prepayments and other current assets	597		632
Other noncurrent assets	3,064		3,864
Property, plant, and equipment, net	2,968		3,627
Total assets	$11,811		$13,226
Liabilities and Shareholders' Equity
Short-term debt, including current maturities of long-term debt	$176		$185
Accounts payable	2,708		2,647
Accrued compensation and employee benefits	370		325
Accrued income taxes	89		72
Accrued expenses and other current liabilities	1,178		1,070
Long-term debt	5,596	(b)	5,371	(b)
Deferred income taxes	90		106
Pension and postretirement benefits	1,129		1,145
Deferred credits and other liabilities	518		490
Redeemable noncontrolling interests	63		196
Tenneco Inc. shareholders' equity	(401)		1,425
Noncontrolling interests	295		194
Total liabilities, redeemable noncontrolling interests, and equity	$11,811		$13,226

	September 30, 2020		December 31, 2019
(a) Accounts receivable net of:
Accounts receivable outstanding and derecognized	$923		$1,037

(b) Long-term debt composed of:
Revolver Borrowings	$429		$183
LIBOR plus 2.50% Term Loan A due 2019 through 2023 (1)	1,541		1,608
LIBOR plus 3.00% Term Loan B due 2019 through 2025	1,613		1,623
$225 million of 5.375% Senior Notes due 2024	223		222
$500 million of 5.000% Senior Notes due 2026	495		494
€415 million of 4.875% Euro Fixed Rate Notes due 2022	496		479
€300 million of Euribor plus 4.875% Euro Floating Rate Notes due 2024	355		340
€350 million of 5.000% Euro Fixed Rate Notes due 2024	428		413
Other Debt, primarily foreign instruments	20		13
	5,600		5,375
Less: maturities classified as current	4		4
Total long-term debt	$5,596		$5,371

(1) The interest rate on Term Loan A at December 31, 2019 was LIBOR plus 1.75%

ATTACHMENT 1
TENNECO INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Unaudited (dollars in millions)

	Three Months Ended September 30,
	2020	2019
Operating Activities
Net income (loss)	$(480)	$78
Adjustments to reconcile net income (loss) to cash (used) provided by operating activities:
Goodwill and intangible impairment charges	—	9
Depreciation and amortization	151	165
Deferred income taxes	544	(101)
Stock-based compensation	4	7
Restructuring charges and asset impairments, net of cash paid	(11)	(2)
Change in pension and other postretirement benefit plans	(23)	(17)
Equity in earnings of nonconsolidated affiliates	(9)	(1)
Cash dividends received from nonconsolidated affiliates	—	18
Loss (gain) on sale of assets	—	1
Other (gains) losses	2	—
Changes in operating assets and liabilities:
Receivables	(603)	(56)
Inventories	11	11
Payables and accrued expenses	782	51
Accrued interest and accrued income taxes	40	54
Other assets and liabilities	78	(53)
Net cash (used) provided by operating activities	486	164
Investing Activities
Proceeds from sale of assets	3	3
Net proceeds from sale of business	3	—
Cash payments for property, plant, and equipment	(96)	(162)
Proceeds from deferred purchase price of factored receivables	85	56
Other	2	1
Net cash (used) provided by investing activities	(3)	(102)
Financing Activities
Proceeds from term loans and notes	47	60
Repayments of term loans and notes	(63)	(88)
Borrowings on revolving lines of credit	31	2,279
Payments on revolving lines of credit	(1,111)	(2,294)
Net increase (decrease) in bank overdrafts	(50)	(4)
Other	11	(1)
Distributions to noncontrolling interest partners	(16)	—
Net cash (used) provided by financing activities	(1,151)	(48)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	18	(9)
Increase (decrease) in cash, cash equivalents, and restricted cash	(650)	5
Cash, cash equivalents, and restricted cash, beginning of period	1,371	390
Cash, cash equivalents, and restricted cash, end of period	$721	$395
Supplemental Cash Flow Information
Cash paid during the period for interest	$65	$85
Cash paid during the period for income taxes, net of refunds	$39	$39
Lease assets obtained in exchange for new operating lease liabilities	$7	$21
Non-cash inventory charge due to aftermarket product line exit	$(9)	$—
Non-cash Investing Activities
Period end balance of accounts payable for property, plant, and equipment	$79	$118
Deferred purchase price of receivables factored in the period	$102	$156

ATTACHMENT 1
TENNECO INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Unaudited (dollars in millions)

	Nine Months Ended September 30,
Operating Activities	2020	2019
Net income (loss)	$(1,646)	$18
Adjustments to reconcile net income (loss) to cash (used) provided by operating activities:
Goodwill and intangible impairment charges	383	69
Depreciation and amortization	481	503
Deferred income taxes	302	(115)
Stock-based compensation	13	20
Restructuring charges and asset impairments, net of cash paid	529	12
Change in pension and other postretirement benefit plans	(49)	(49)
Equity in earnings of nonconsolidated affiliates	(26)	(34)
Cash dividends received from nonconsolidated affiliates	18	45
Loss (gain) on sale of assets	(1)	—
Other (gains) losses	2	—
Changes in operating assets and liabilities:
Receivables	(429)	(457)
Inventories	303	112
Payables and accrued expenses	242	99
Accrued interest and accrued income taxes	23	(12)
Other assets and liabilities	10	(147)
Net cash (used) provided by operating activities	155	64
Investing Activities
Acquisitions, net of cash acquired	—	(158)
Proceeds from sale of assets	8	8
Net proceeds from sale of business	3	22
Cash payments for property, plant, and equipment	(308)	(541)
Proceeds from deferred purchase price of factored receivables	176	203
Other	3	—
Net cash (used) provided by investing activities	(118)	(466)
Financing Activities
Proceeds from term loans and notes	143	171
Repayments of term loans and notes	(196)	(278)
Debt issuance costs of long-term debt	(16)	—
Borrowings on revolving lines of credit	4,852	6,804
Payments on revolving lines of credit	(4,647)	(6,548)
Issuance (repurchase) of common shares	(1)	(2)
Cash dividends	—	(20)
Net increase (decrease) in bank overdrafts	9	(12)
Other	10	(2)
Distributions to noncontrolling interest partners	(18)	(20)
Net cash (used) provided by financing activities	136	93
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(18)	2
Increase (decrease) in cash, cash equivalents, and restricted cash	155	(307)
Cash, cash equivalents, and restricted cash, beginning of period	566	702
Cash, cash equivalents, and restricted cash, end of period	$721	$395
Supplemental Cash Flow Information
Cash paid during the period for interest	$188	$230
Cash paid during the period for income taxes, net of refunds	$114	$139
Lease assets obtained in exchange for new operating lease liabilities	$61	$54
Non-cash inventory charge due to aftermarket product line exit	$73	$—
Non-cash Investing Activities
Period end balance of accounts payable for property, plant, and equipment	$79	$118
Deferred purchase price of receivables factored in the period	$197	$208
Reduction in assets from redeemable noncontrolling interest transaction with owner	$53	$—

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2) Unaudited (dollars in millions, except per share amounts)

	Q3 2020						Q3 2019
	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)
Earnings (Loss) Measures	$(499)	$(6.12)	$19	$(648)	$236	$387	$70	$0.87	$8	$9	$148	$313
Adjustments:
Restructuring and related expenses (5)	23	0.28	—	(2)	25	24	22	0.30	2	(7)	31	28
Inventory write-down (6)	(9)	(0.12)	—	—	(9)	(9)	—	—	—	—	—	—
Asset impairments (7)	3	0.04	—	—	3	3	—	—	—	—	—	—
Acquisition and expected separation costs (8)	4	0.06	—	—	4	4	23	0.29	—	(7)	30	30
OPEB curtailment (9)	(21)	(0.26)	—	—	(21)	(21)	—	—	—	—	—	—
Cost reduction initiatives (10)	—	—	—	—	—	—	5	0.05	—	(1)	6	6
Costs to achieve synergies (11)	—	—	—	—	—	—	5	0.06	—	(2)	7	7
Purchase accounting charges (12)	—	—	—	—	—	—	10	0.12	—	(1)	11	11
Goodwill impairment (13)	—	—	—	—	—	—	9	0.12	—	—	9	9
Warranty charge (14)	—	—	—	—	—	—	1	—	—	—	1	1
Antitrust reserve change in estimate (15)	—	—	—	—	—	—	(7)	(0.08)	—	2	(9)	(9)
Brazil tax credit (16)	—	—	—	—	—	—	(14)	(0.18)	—	8	(22)	(22)
Out of period adjustment (17)	—	—	—	—	—	—	4	0.04	1	—	5	5
Impairment of assets held for sale	—	—	—	—	—	—	6	0.07	—	(2)	8	8
Net tax adjustments (18)	526	6.45	—	526	—	—	(35)	(0.43)	—	(35)	—	—
Adjusted Net income, EPS, NCI, Tax, EBIT, and EBITDA (4)	$27	$0.33	$19	$(124)	$238	$388	$99	$1.23	$11	$(36)	$225	$387

	Q3 2020
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$(499)
Net income (loss) attributable to noncontrolling interests							19
Net income (loss)							(480)
Income tax (expense) benefit							(648)
Interest expense							(68)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							236
Depreciation and amortization							151
Total EBITDA including noncontrolling interests (3)	$149	$111	$138	$23	$421	$(34)	$387
Restructuring and related expenses(5)	1	13	(1)	11	24	—	24
Inventory write-down(6)	—	—	(9)	—	(9)	—	(9)
Asset impairments (7)	—	—	3	—	3	—	3
Acquisition and expected separation costs (8)	(1)	—	—	(2)	(3)	7	4
OPEB curtailment (9)	—	—	—	—	—	(21)	(21)
Adjusted EBITDA (4)	$149	$124	$131	$32	$436	$(48)	$388

	Q3 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$70
Net income (loss) attributable to noncontrolling interests							8
Net income (loss)							78
Income tax (expense) benefit							9
Interest expense							(79)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							148
Depreciation and amortization							165
Total EBITDA including noncontrolling interests (3)	$169	$90	$113	$20	$392	$(79)	$313
Restructuring and related expenses(5)	2	11	—	15	28	—	28
Acquisition and expected separation costs (8)	—	—	—	—	—	30	30
Cost reduction initiatives (10)	—	—	—	—	—	6	6
Costs to achieve synergies (11)	4	—	2	—	6	1	7
Purchase accounting charges (12)	—	8	4	(1)	11	—	11
Goodwill impairment charge (13)	—	—	—	9	9	—	9
Warranty charge (14)	—	—	1	—	1	—	1
Antitrust reserve change in estimate (15)	(9)	—	—	—	(9)	—	(9)
Brazil tax credit (16)	(9)	—	(7)	(6)	(22)	—	(22)
Out of period adjustment (17)	—	—	—	5	5	—	5
Impairment of assets held for sale	—	—	8	—	8	—	8
Adjusted EBITDA (4)	$157	$109	$121	$42	$429	$(42)	$387

(1)	U.S. Generally Accepted Accounting Principles.

(2)

Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3)

EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4)

Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods.  Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5)	Q3 2020 includes $1 million of depreciation related to restructuring and related expenses and Q3 2019 includes $3 million of accelerated depreciation related to plant closures.

(6)	Margin on discontinued product that was previously written-down in connection with the initiative in the Motorparts segment to rationalize its supply chain and distribution network.

(7)	Asset impairment charges.

(8)	Costs related to acquisitions and costs related to expected separation.

(9)	OPEB curtailment as a result of an amended union agreement that eliminates healthcare benefits for future retirees.

(10)	Costs related to cost reduction initiatives.

(11)	Costs to achieve synergies related to the Acquisitions.

(12)	This primarily relates to a non-cash charge to cost of sales for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(13)	Non-cash asset impairment charge related to goodwill.

(14)	Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(15)	Reduction in estimated antitrust accrual.

(16)	Recovery of value-added tax in a foreign jurisdiction.

(17)	Inventory losses attributable to prior periods.

(18)	Q3 2020 includes non-cash tax valuation allowance charge of $523 million.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2) Unaudited (dollars in millions, except per share amounts)

	Q3 2020 YTD						Q3 2019 YTD
	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)	Net income (loss) attributable to Tenneco Inc.	Per Share	Net income (loss) attributable to noncontrolling interests	Income tax (expense) benefit	EBIT	EBITDA (3)
Earnings (Loss) Measures	$(1,688)	$(20.75)	$42	$(453)	$(984)	$(503)	$(21)	$(0.25)	$39	$(5)	$265	$768
Adjustments:
Restructuring and related expenses (5)	136	1.66	—	(35)	171	163	82	1.03	5	(24)	111	102
Inventory write-down (6)	54	0.66	—	(19)	73	73	—	—	—	—	—	—
Asset impairments (7)	396	4.87	7	(100)	503	503	—	—	—	—	—	—
Acquisition and expected separation costs (8)	29	0.37	—	(8)	37	37	74	0.91	—	(23)	97	97
OPEB curtailment (9)	(21)	(0.26)	—	—	(21)	(21)	—	—	—	—	—	—
Goodwill and intangible impairment charges (10)	366	4.51	5	(12)	383	383	69	0.86	—	—	69	69
Cost reduction initiatives (11)	—	—	—	—	—	—	12	0.14	—	(4)	16	16
Costs to achieve synergies (12)	—	—	—	—	—	—	16	0.20	—	(5)	21	21
Purchase accounting charges (13)	—	—	—	—	—	—	45	0.56	—	(10)	55	55
Process harmonization (14)	—	—	—	—	—	—	7	0.09	—	(3)	10	10
Warranty charge (15)	—	—	—	—	—	—	6	0.07	—	(2)	8	8
Antitrust reserve change in estimate (16)	—	—	—	—	—	—	(7)	(0.08)	—	2	(9)	(9)
Brazil tax credit (17)	—	—	—	—	—	—	(14)	(0.18)	—	8	(22)	(22)
Out of period adjustment (18)	—	—	—	—	—	—	4	0.04	1	—	5	5
Impairment of assets held for sale	—	—	—	—	—	—	6	0.07	—	(2)	8	8
Noncontrolling interests adjustments (19)	11	0.14	(11)	—	—	—	—	—	—	—	—	—
Net tax adjustments (20)	543	6.67	—	543	—	—	(41)	(0.51)	—	(41)	—	—
Adjusted Net income, EPS, NCI, Tax, EBIT, and EBITDA (4)	$(174)	$(2.13)	$43	$(84)	$162	$635	$238	$2.95	$45	$(109)	$634	$1,128

	Q3 2020 YTD
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$(1,688)
Net income (loss) attributable to noncontrolling interests							42
Net income (loss)							(1,646)
Income tax (expense) benefit							(453)
Interest expense							(209)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							(984)
Depreciation and amortization							481
Total EBITDA including noncontrolling interests (3)	$265	$(21)	$46	$(624)	$(334)	$(169)	$(503)
Restructuring and related expenses(5)	23	50	19	65	157	6	163
Inventory write-down(6)	—	—	73	—	73	—	73
Asset impairments (7)	—	4	27	455	486	17	503
Acquisition and expected separation costs (8)	3	—	—	(2)	1	36	37
OPEB curtailment (9)	—	—	—	—	—	(21)	(21)
Goodwill and intangible impairment charges (10)	—	160	110	113	383	—	383
Adjusted EBITDA (4)	$291	$193	$275	$7	$766	$(131)	$635

	Q3 2019 YTD
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.							$(21)
Net income (loss) attributable to noncontrolling interests							39
Net income (loss)							18
Income tax (expense) benefit							(5)
Interest expense							(242)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests							265
Depreciation and amortization							503
Total EBITDA including noncontrolling interests (3)	$452	$303	$268	$1	$1,024	$(256)	$768
Restructuring and related expenses(5)	21	28	4	48	101	1	102
Acquisition and expected separation costs (8)	—	—	1	—	1	96	97
Goodwill impairment charge (10)	—	—	—	69	69	—	69
Cost reduction initiatives (11)	—	—	—	—	—	16	16
Costs to achieve synergies (12)	5	2	9	2	18	3	21
Purchase accounting charges (13)	—	10	41	4	55	—	55
Process harmonization (14)	5	—	5	—	10	—	10
Warranty charge (15)	—	—	8	—	8	—	8
Antitrust reserve change in estimate (16)	(9)	—	—	—	(9)	—	(9)
Brazil tax credit (17)	(9)	—	(7)	(6)	(22)	—	(22)
Out of period adjustment (18)	—	—	—	5	5	—	5
Impairment of assets held for sale	—	—	8	—	8	—	8
Adjusted EBITDA (4)	$465	$343	$337	$123	$1,268	$(140)	$1,128

(1)	U.S. Generally Accepted Accounting Principles.

(2)

Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3)

EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4)

Adjusted results are presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between periods.  Similar adjustments have been recorded in earlier periods and similar types of adjustments can reasonably be expected to be recorded in future periods.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5)

Q3 YTD 2020 includes $7 million of accelerated depreciation related to plant closures and $1 million depreciation related to restructuring and related expenses and Q3 YTD 2019 includes $9 million of accelerated depreciation related to plant closures.

(6)	Non-cash charge to write-down inventory in the Motorparts segment in connection with its initiative to rationalize its supply chain and distribution network.

(7)	Asset impairment charges.

(8)	Costs related to acquisitions and costs related to expected separation.

(9)	OPEB curtailment as a result of an amended union agreement that eliminates healthcare benefits for future retirees.

(10)	Non-cash asset impairment charge related to goodwill and intangibles.

(11)	Costs related to cost reduction initiatives.

(12)	Costs to achieve synergies related to the Acquisitions.

(13)	This primarily relates to a non-cash charge to cost of sales for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(14)	Charge due to process harmonization.

(15)	Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(16)	Reduction in estimated antitrust accrual.

(17)	Recovery of value-added tax in a foreign jurisdiction.

(18)	Inventory losses attributable to prior periods.

(19)	Amount relates to adjustments made to mark certain redeemable noncontrolling interests to their redemption values.

(20)	Q3 YTD 2020 includes non-cash tax valuation allowance charge of $523 million.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2) Unaudited (dollars in millions except percents)

	Q3 2020
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$1,919	$961	$958	$8	$950
Powertrain	1,007	—	1,007	12	995
Motorparts	730	—	730	(10)	740
Ride Performance	600	—	600	8	592
Total Tenneco Inc.	$4,256	$961	$3,295	$18	$3,277

	Q3 2019
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$1,772	$775	$997	$—	$997
Powertrain	1,082	—	1,082	—	1,082
Motorparts	794	—	794	—	794
Ride Performance	671	—	671	—	671
Total Tenneco Inc.	$4,319	$775	$3,544	$—	$3,544

	Q3 2020 vs. Q3 2019 $ Change and % Change Increase (decrease)
	Revenues	% Change	Value-add Revenues excluding Currency	% Change
Clean Air	$147	8%	$(47)	(5)%
Powertrain	(75)	(7)%	(87)	(8)%
Motorparts	(64)	(8)%	(54)	(7)%
Ride Performance	(71)	(11)%	(79)	(12)%
Total Tenneco Inc.	$(63)	(1)%	$(267)	(8)%

(1)	U.S. Generally Accepted Accounting Principles.

(2)

Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2) Unaudited (dollars in millions except percents)

	Q3 2020 YTD
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$4,604	$2,284	$2,320	$(27)	$2,347
Powertrain	2,606	—	2,606	(49)	2,655
Motorparts	1,995	—	1,995	(56)	2,051
Ride Performance	1,524	—	1,524	(24)	1,548
Total Tenneco Inc.	$10,729	$2,284	$8,445	$(156)	$8,601

	Q3 2019 YTD
	Revenues	Substrate Sales	Value-add Revenues	Currency Impact on Value-add Revenues	Value-add Revenues excluding Currency
Clean Air	$5,378	$2,258	$3,120	$—	$3,120
Powertrain	3,390	—	3,390	—	3,390
Motorparts	2,426	—	2,426	—	2,426
Ride Performance	2,113	—	2,113	—	2,113
Total Tenneco Inc.	$13,307	$2,258	$11,049	$—	$11,049

	Q3 2020 YTD vs. Q3 2019 YTD $ Change and % Change Increase (decrease)
	Revenues	% Change	Value-add Revenues excluding Currency	% Change
Clean Air	$(774)	(14)%	$(773)	(25)%
Powertrain	(784)	(23)%	(735)	(22)%
Motorparts	(431)	(18)%	(375)	(15)%
Ride Performance	(589)	(28)%	(565)	(27)%
Total Tenneco Inc.	$(2,578)	(19)%	$(2,448)	(22)%

(1)	U.S. Generally Accepted Accounting Principles.

(2)

Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF NON-GAAP MEASURES Debt net of total cash / Adjusted LTM EBITDA including noncontrolling interests Unaudited (dollars in millions except ratios)

	September 30, 2020	September 30, 2019
Total debt	$5,772	$5,569
Total cash, cash equivalents and restricted cash (total cash)	721	395
Debt net of total cash balances (1)	$5,051	$5,174
Adjusted LTM EBITDA including noncontrolling interests (2) (3)	$922	$1,535
Ratio of debt net of total cash balances to adjusted LTM EBITDA including noncontrolling interests (4)	5.5x	3.4x

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q3 2020 LTM
Net income (loss) attributable to Tenneco Inc.	$(313)	$(839)	$(350)	$(499)	$(2,001)
Net income (loss) attributable to noncontrolling interests	75	13	10	19	117
Net income (loss)	(238)	(826)	(340)	(480)	(1,884)
Income tax (expense) benefit	(14)	94	101	(648)	(467)
Interest expense	(80)	(75)	(66)	(68)	(289)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	(144)	(845)	(375)	236	(1,128)
Depreciation and amortization	170	171	159	151	651
Total EBITDA including noncontrolling interests (2)	$26	$(674)	$(216)	$387	$(477)

Adjustments:
Restructuring and related expenses	36	34	105	24	199
Inventory write-down (5)	—	—	82	(9)	73
Goodwill and intangible impairment charges (6)	172	383	—	—	555
Asset impairments (7)	—	471	29	3	503
Acquisition and expected separation costs (8)	30	25	8	4	67
Cost reduction initiatives (9)	(1)	—	—	—	(1)
Costs to achieve synergies (10)	8	—	—	—	8
Purchase accounting charges (11)	2	—	—	—	2
Process harmonization (12)	16	—	—	—	16
Pension charges/adjustments (13)	(2)	—	—	—	(2)
OPEB curtailment (14)	—	—	—	(21)	(21)
Total Adjusted EBITDA including noncontrolling interests (3)	$287	$239	$8	$388	$922

	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q3 2019 LTM
Net income (loss) attributable to Tenneco Inc.	$(109)	$(117)	$26	$70	$(130)
Net income (loss) attributable to noncontrolling interests	17	12	19	8	56
Net income (loss)	(92)	(105)	45	78	(74)
Income tax (expense) benefit	10	—	(14)	9	5
Interest expense	(79)	(81)	(82)	(79)	(321)
EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	(23)	(24)	141	148	242
Depreciation and amortization	165	169	169	165	668
Total EBITDA including noncontrolling interests (2)	$142	$145	$310	$313	$910

Adjustments:
Restructuring and related expenses	17	17	57	28	119
Goodwill impairment charge (6)	3	60	—	9	72
Acquisition and expected separation costs (8)	53	40	27	30	150
Cost reduction initiatives (9)	8	8	2	6	24
Costs to achieve synergies (10)	49	7	7	7	70
Purchase accounting charges (11)	106	41	3	11	161
Process harmonization (12)	—	9	1	—	10
Pension charges/adjustments (13)	3	—	—	—	3
Warranty charge (15)	—	—	7	1	8
Anti-dumping duty charge (16)	16	—	—	—	16
Loss on debt modification (17)	10	—	—	—	10
Antitrust reserve change in estimate (18)	—	—	—	(9)	(9)
Brazil tax credit (19)	—	—	—	(22)	(22)
Out of period adjustment (20)	—	—	—	5	5
Impairment of assets held for sale	—	—	—	8	8
Total Adjusted EBITDA including noncontrolling interests (3)	$407	$327	$414	$387	$1,535

(1)

Tenneco presents debt net of total cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2)

EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3)

Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4)

Tenneco presents the above reconciliation of the ratio of debt net of total cash to LTM Adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, Adjusted LTM  including noncontrolling interests is used as an indicator of the company's performance and debt net of total cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of total cash, EBITDA including noncontrolling interests and Adjusted EBITDA including noncontrolling interests.

(5)	Non-cash charge to write-down inventory in the Motorparts segment in connection with its initiative to rationalize its supply chain and distribution network.

(6)	Non-cash asset impairment charge related to goodwill and intangibles.

(7)	Asset impairment charges.

(8)	Costs related to acquisitions and costs related to expected separation.

(9)	Costs related to cost reduction initiatives.

(10)	Costs to achieve synergies related to the Acquisitions.

(11)	This primarily relates to a non-cash charge to cost of sales for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(12)	Charge due to process harmonization.

(13)	Charges related to pension derisking and other adjustments.

(14)	OPEB curtailment as a result of an amended union agreement that eliminates healthcare benefits for future retirees.

(15)	Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(16)	Charge due to retroactive application of anti-dumping duty on a supplier's products.

(17)	Loss on debt modification.

(18)	Reduction in estimated antitrust accrual.

(19)	Recovery of value-added tax in a foreign jurisdiction.

(20)	Inventory losses attributable to prior periods.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) TO NON-GAAP REVENUE MEASURES(2) Unaudited (dollars in millions)

	Q3 2020
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$2,691	$35	$2,656	$832	$1,824
Original equipment commercial truck, off-highway, industrial and other revenues	523	(11)	534	104	430
Aftermarket & original equipment service revenues	1,042	(7)	1,049	26	1,023
Net sales and operating revenues	$4,256	$17	$4,239	$962	$3,277

	Q3 2019*
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$2,604	$—	$2,604	$663	$1,941
Original equipment commercial truck, off-highway, industrial and other revenues	590	—	590	94	496
Aftermarket & original equipment service revenues	1,125	—	1,125	18	1,107
Net sales and operating revenues	$4,319	$—	$4,319	$775	$3,544

	Q3 2020 YTD*
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$6,371	$(64)	$6,435	$1,926	$4,509
Original equipment commercial truck, off-highway, industrial and other revenues	1,480	(64)	1,544	327	1,217
Aftermarket & original equipment service revenues	2,878	(60)	2,938	63	2,875
Net sales and operating revenues	$10,729	$(188)	$10,917	$2,316	$8,601

	Q3 2019 YTD*
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency
Original equipment light vehicle revenues	$7,937	$—	$7,937	$1,896	$6,041
Original equipment commercial truck, off-highway, industrial and other revenues	1,794	—	1,794	303	1,491
Aftermarket & original equipment service revenues	3,576	—	3,576	59	3,517
Net sales and operating revenues	$13,307	$—	$13,307	$2,258	$11,049

* Prior to the second quarter 2020, original equipment service revenues was previously classified within original equipment light vehicle revenues and original equipment commercial truck, off-highway, industrial and other revenues.

(1)	U.S. Generally Accepted Accounting Principles.

(2)

Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2) UNAUDITED (dollars in millions except percents)

	Q3 2020
	Global Segments
	Clean Air		Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$1,919		$1,007	$730	$600	$4,256	$—	$4,256
Less: Substrate sales	961		—	—	—	961	—	961
Value-add revenues	$958		$1,007	$730	$600	$3,295	$—	$3,295

EBITDA	$149		$111	$138	$23	$421	$(34)	$387
EBITDA as a % of revenue	7.8%		11.0%	18.9%	3.8%	9.9%		9.1%
EBITDA as a % of value-add revenue	15.6%	`	11.0%	18.9%	3.8%	12.8%		11.7%

Adjusted EBITDA	$149		$124	$131	$32	$436	$(48)	$388
Adjusted EBITDA as a % of revenue	7.8%		12.3%	17.9%	5.3%	10.2%		9.1%
Adjusted EBITDA as a % of value-add revenue	15.6%		12.3%	17.9%	5.3%	13.2%		11.8%

	Q3 2019
	Global Segments
	Clean Air		Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$1,772		$1,082	$794	$671	$4,319	$—	$4,319
Less: Substrate sales	775		—	—	—	775	—	775
Value-add revenues	$997		$1,082	$794	$671	$3,544	$—	$3,544

EBITDA	$169		$90	$113	$20	$392	$(79)	$313
EBITDA as a % of revenue	9.5%		8.3%	14.2%	3.0%	9.1%		7.2%
EBITDA as a % of value-add revenue	17.0%	`	8.3%	14.2%	3.0%	11.1%		8.8%

Adjusted EBITDA	$157		$109	$121	$42	$429	$(42)	$387
Adjusted EBITDA as a % of revenue	8.9%		10.1%	15.2%	6.3%	9.9%		9.0%
Adjusted EBITDA as a % of value-add revenue	15.7%		10.1%	15.2%	6.3%	12.1%		10.9%

(1)	U.S. Generally Accepted Accounting Principles.

(2)

Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.  See prior pages for a discussion of EBITDA and adjusted EBITDA.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2) UNAUDITED (dollars in millions except percents)

	Q3 2020 YTD
	Global Segments
	Clean Air		Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$4,604		$2,606	$1,995	$1,524	$10,729	$—	$10,729
Less: Substrate sales	2,284		—	—	—	2,284	—	2,284
Value-add revenues	$2,320		$2,606	$1,995	$1,524	$8,445	$—	$8,445

EBITDA	$265		$(21)	$46	$(624)	$(334)	$(169)	$(503)
EBITDA as a % of revenue	5.8%		(0.8)%	2.3%	(40.9)%	(3.1)%		(4.7)%
EBITDA as a % of value-add revenue	11.4%	`	(0.8)%	2.3%	(40.9)%	(4.0)%		(6.0)%

Adjusted EBITDA	$291		$193	$275	$7	$766	$(131)	$635
Adjusted EBITDA as a % of revenue	6.3%		7.4%	13.8%	0.5%	7.1%		5.9%
Adjusted EBITDA as a % of value-add revenue	12.5%		7.4%	13.8%	0.5%	9.1%		7.5%

	Q3 2019 YTD
	Global Segments
	Clean Air		Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$5,378		$3,390	$2,426	$2,113	$13,307	$—	$13,307
Less: Substrate sales	2,258		—	—	—	2,258	—	2,258
Value-add revenues	$3,120		$3,390	$2,426	$2,113	$11,049	$—	$11,049

EBITDA	$452		$303	$268	$1	$1,024	$(256)	$768
EBITDA as a % of revenue	8.4%		8.9%	11.0%	—%	7.7%		5.8%
EBITDA as a % of value-add revenue	14.5%	`	8.9%	11.0%	—%	9.3%		7.0%

Adjusted EBITDA	$465		$343	$337	$123	$1,268	$(140)	$1,128
Adjusted EBITDA as a % of revenue	8.6%		10.1%	13.9%	5.8%	9.5%		8.5%
Adjusted EBITDA as a % of value-add revenue	14.9%		10.1%	13.9%	5.8%	11.5%		10.2%

(1)	U.S. Generally Accepted Accounting Principles.

(2)

Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.  See prior pages for a discussion of EBITDA and adjusted EBITDA.

ATTACHMENT 2
TENNECO INC. RECONCILIATION OF GAAP(1) REVENUE TO NON-GAAP REVENUE MEASURES(2) Original equipment commercial truck, off-highway, industrial and other revenues Unaudited (dollars in millions)

	Q3 2020
	Revenues	Substrate Sales	Value-add Revenues
Clean Air	$262	$100	$162
Powertrain	203	—	203
Ride Performance	58	—	58
Total Tenneco Inc.	$523	$100	$423

	Q3 2019*
	Revenues	Substrate Sales	Value-add Revenues
Clean Air	$261	$94	$167
Powertrain	247	—	247
Ride Performance	82	—	82
Total Tenneco Inc.	$590	$94	$496

	Q3 2020 YTD*
	Revenues	Substrate Sales	Value-add Revenues
Clean Air	$767	$316	$451
Powertrain	541	—	541
Ride Performance	172	—	172
Total Tenneco Inc.	$1,480	$316	$1,164

	Q3 2019 YTD*
	Revenues	Substrate Sales	Value-add Revenues
Clean Air	$850	$303	$547
Powertrain	676	—	676
Ride Performance	268	—	268
Total Tenneco Inc.	$1,794	$303	$1,491

* Prior to the second quarter 2020, original equipment service revenues related to original equipment commercial truck, off-highway, industrial and other were previously classified within original equipment commercial truck, off-highway, industrial and other revenues.

(1)	U.S. Generally Accepted Accounting Principles.

(2)

Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.